                                                             EXHIBIT 10.16


                          PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT is made effective as of the 1st day of November, 1995, by and among NEWBERRY BANCORP, INC., a Delaware corporation ("NEWBERRY") and UNIVERSITY BANK, a Michigan Banking Corporation ("BANK") collectively, the "Purchasers"; and EDWARD BURGER, an individual residing in Michigan ("BURGER"), BAY LOAN BROKERS, INC., a California corporation ("BAY"), and NORTHERN MICHIGAN BIDCO, INC., a Michigan corporation ("BIDCO"), collectively, the "Sellers").

WITNESSETH:

     WHEREAS, Sellers own all of the Interests in the Midwest Loan Services, Inc., a Michigan corporation, the "Company", which Sellers desire to sell all or a part of to Purchasers as hereinafter provided (the "Interests"); and

     WHEREAS, Purchasers desire to acquire the Interests for cash, shares of common stock and certain other consideration in Purchasers, as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed:

1. CONSIDERATION; EXCHANGE OF CONSIDERATION.

     1.1 Interests. The "Interests" of the Sellers which are being sold are: (a) for BURGER, 1,200 shares of Common Stock of the Company, (b) for BAY, 5,100 shares of Common Stock of the Company, and (c) for BIDCO, 900 shares of Common Stock of the Company.

     1.2 Consideration. The "Consideration" for the Interests shall consist of (a) for BURGER, 25,000 shares of Common Stock of NEWBERRY, and a Contingent Payment as defined in 1.3, below; (b) for BAY, $200,000 cash, the title to the Company's ownership of improved land in Dallas, Texas (the "Texas Property"), 25,000 shares of Common Stock of NEWBERRY, and a Contingent Payment as defined in 1.3, below; and (c) for BIDCO, 23,000 shares of Common Stock of NEWBERRY. Burger, Bay and BIDCO, as part of the Consideration, shall be entitled to require Newberry to repurchase all or a part of the shares of Common Stock of Newberry paid to them as part of the Consideration at a price of $5.00 per share on the first anniversary date following the Closing.

     1.3 Contingent Payment. The following contingent payment shall be paid in cash to each of BAY, BIDCO and BURGER in the event that the Company has an audited pre-tax profit in any given calendar year until the year ending December 31, 2000 in excess of $375,000: (a) to BAY, an amount equal to 100% of the amount in excess of $375,000 by which the Company's audited financial statements show an audited pre-tax profit in any given calendar year, up to a cumulative sum of $250,000 in total Contingent Payments; and
(b) to BURGER, an amount equal to 24% of the amount in excess of $375,000 by which the Company's audited financial statements show an audited pre-tax profit in any given calendar year, up to a cumulative sum of $60,000 in total Contingent Payments. Such Contingent Payments, if any, shall be paid promptly within 60 days of the completion of the Company's audited financial statements by the Company's auditors.

     1.4 Deliveries at Closing. On the Closing Date, Sellers shall deliver to Purchasers (a) Certificates of Transfer evidencing the transfer of the Interests to Purchasers, duly executed by Sellers; and (b) the certificates and other documents to be delivered by Sellers pursuant to this Agreement; and Purchasers shall deliver to Sellers (a) the Consideration specified in section 1.2 above; and (b) the
certificates and other documents to be delivered by Purchasers pursuant to this Agreement.

2. CLOSING.

The exchange of documents, cash and shares referred to in Section 1 hereof, hereinafter referred to as the "Closing," shall take place at 1 P.M. at the offices of University Bank on October 1, 1995, or at such other time and date as Purchasers and Sellers may in writing designate, such time and date are herein referred to as the "Closing Date." Time is of the essence of this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

Purchasers do hereby expressly acknowledge that BAY has not been involved or had any control over the day-to-day financial or management operations of the Company, nor has BAY been involved or had control over the maintenance of corporate or financial records of the Company. Subject to this express acknowledgment of Purchasers, Sellers represent, warrant and covenant to Purchasers as follows:

     3.1 Interests. The authorized capital stock of the Company consists of 100,000 shares of Common Stock, of which 9,000 shares have been issued and are outstanding, all of which have been duly authorized and validly issued and are fully paid and nonassessable. All of the Common Stock of the Company are owned, and at the Closing will be owned, by Sellers free and clear of all liens, encumbrances, restrictions, claims, options, calls and commitments of every kind; Sellers have full legal right, power and authority to enter into this Agreement and to exchange, assign and transfer the Interests to Purchasers; and, on the Closing Date, the delivery to Purchasers of the Interests pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims, options, calls and commitments of any kind.

     3.2 Existence and Good Standing. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Michigan, and is duly authorized, qualified, permitted and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to do so would not have a material adverse effect on the Company's business. True and complete copies of the organizational documents and by-laws of the Company, as amended to the date hereof, certified as of a recent date (x) in the case of the organizational documents of the Company, by the Secretary of State of Michigan, and (y) in the case of the operating agreement, by the Secretary of the Company, have been delivered to Purchasers. The books and records of the Company (containing the records of meetings of the shareholders and the board of directors) are correct and complete. The Company is not in default under or in violation of any provision of its organizational documents or by-laws.

     3.3 Subsidiaries. The Company does not have any subsidiaries nor own any securities (ie., stock, warrants, calls, options, limited liability company interests, notes, bonds or other evidences of ownership or indebtedness) of any other person, firm or corporation, or if any such securities do exist, they shall be redeemed or sold by the Company for an amount equal to their carrying value at June 30, 1995 prior to or at the Closing.

     3.4 Financial Statements. Sellers have delivered to Purchasers true and complete copies of the following statements of the Company (Schedule 3.4):

     (a) Unaudited Balance Sheet as of June 30, 1995 (hereinafter referred to as the "Balance Sheet Date") and applicable notes;

     (b) Unaudited Statements of Income, Changes in Sellers' Equity, and Cash Flow for the six months ended on the Balance Sheet Date, and applicable notes; and

     (c) Audited Balance Sheets, Statements of Income and Retained Earnings and Statements of Changes in Financial Position, and applicable notes, for its most recent fiscal year.

All such financial statements are in accordance with the books and records of the Company; are complete and correct in all material respects; are correct and complete and are consistent with the books and records of the Company (which books and records are correct and complete); and have been prepared in accordance with generally accepted accounting principles consistently applied.

     3.5 Liabilities. Sellers have delivered to Purchasers an accurate description (Schedule 3.5) as of the date hereof of all liabilities of the Company not reflected on the Balance Sheet. The Company has no liabilities other than as set forth on Schedule 3.5 and on the Balance Sheet, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability.

     3.6 Receivables. Sellers have delivered to Purchasers an accurate list (Schedule 3.6) as of the Balance Sheet Date of the accounts and notes receivable of the Company.

     3.7 Permits. Licenses. etc. Sellers have delivered to Purchasers an accurate list (Schedule 3.7) as of the Balance Sheet Date of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights (excluding only radio and usual motor vehicle licenses) owned or held by the Company, all of which are now valid and in good standing. Such permits, licenses, orders, approvals, variances, franchises, etc., are adequate for the operation of the Company's business as presently constituted, except where the failure to have such would not have a material adverse effect on the Company's business.

     3.8 Fixed Assets. Sellers have delivered to Purchasers an accurate list of the book value of the major categories of all the fixed assets of the Company as of the Balance Sheet Date (Schedule 3.8). Substantially all of the machinery and equipment of the Company are in good working order and condition, subject to normal life expectancy. Since the Balance Sheet Date the Company has not acquired or sold or otherwise disposed of any fixed assets. Except as described on Schedule 3.8, all fixed assets used by the Company in the operation of its business are owned by the Company. Schedule
3.8 contains, without limitation, copies of all title reports and title insurance policies received or owned by the Company,

     3.9 Other Assets. Sellers have delivered to Purchasers an accurate list (Schedule 3.9) as of the Balance Sheet Date of all properties and assets of the Company with values in excess of $1,000 other than those shown on Schedules 3.6, 3.7, and 3.8. Except as indicated on Schedule 3.9, since the Balance Sheet Date, the Company has not acquired or sold or otherwise disposed of any of such properties or assets which would be considered material singly or in the aggregate to the Company.

The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them located on their premises, or shown on the most recent Balance Sheet provided pursuant hereto or acquired after the Balance Sheet Date, free and clear of all liens and encumbrances, except for properties and assets disposed of in the ordinary course of business since the Balance Sheet Date.

     Management of the Company has not devoted any significant effort or expenditure in the two year period prior to the execution hereof to any plans or projects involving the opening of new operations or the acquisition of any real property or existing business nor does management have any plans or projects which, if pursued, would require any such significant effort or expenditure.

     3.10 Contracts and Agreements; Adverse Restrictions.

     (a) Sellers have delivered to Purchasers an accurate list (Schedule 3.10, Part I) as of the date hereof of all contracts and agreements to which the Company is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, bonds, mortgages, liens, pledges or other security agreements) and have made available for inspection by Purchasers all of said contracts and agreements. None of such contracts or agreements unduly burdens or restricts the Company in the ordinary course of its business. Except to the extent set forth on
Schedule 3.10, Part II, the Company has complied in all material respects with all commitments and obligations under all such contracts and agreements.

     (b) Except to the extent set forth on Schedule 3. 10, Part III, the Company is not a party to any contract, agreement or other commitment or instrument or subject to any charter or other corporate restriction or subject to any restriction or condition contained in any permit, site assignment, license, judgment, order, writ, injunction, decree or award which materially adversely affects or in the future is expected to (so far as Sellers now believe) materially adversely affect, the business, operations, properties, assets or condition (financial or otherwise) of the Company considered as a whole.

     3.11 Insurance. Sellers have delivered to Purchasers an accurate list (Schedule 3,11) as of the date hereof of all insurance policies carried by the Company (including all policies issued within the last three years whether or not currently in effect) specifying, in each case, the name of the insurer, a summary description of the property or interest insured and the type of risks insured, the deductible and limits of coverage, and the annual premium therefor; and have made available for inspection by Purchasers copies of all of such policies. The Company carries insurance which Sellers believe to be adequate in character and amount, with reputable insurers in respect of its properties, assets and business and such insurance policies are still in full force and effect and shall remain in effect at least until the Closing Date.

     3.12 No Pension Plan. The Company does not have, nor has it ever had, any pension, profit sharing, deferred compensation, option, employee membership interest purchase or other employee benefit plan or agreement.

     3.13 Laws and Regulations; Litigation. The Company is not in violation of or in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and, except to the extent set forth on Schedule 3.13, there are no claims, actions, suits, proceedings, or responses to or rejections of any required or voluntary filing or submission, pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission board, bureau, agency or instrumentality having jurisdiction over the Company. The Company has conducted and is conducting its business in compliance with, and is in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing and has incurred no liability under the foregoing which might materially adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any Seller is subject, including but not limited to federal and state securities laws, or any provision of the organizational documents or operating agreement of the Company; or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller or the Company is a party or by which any of them is bound or to which any of any of their assets is subject.

     3.14 Taxes. The Company has filed all federal, state, local and other tax and information returns that it was required to file. All such tax returns were correct and complete in all respects. All taxes owed by the Company (whether or not shown on any tax return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure or alleged failure to pay any tax. The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party. There are no claims against the Company of which the Company has been notified or of which any Seller is aware for federal, state, local or other taxes. The amounts shown as provisions and reserves for taxes on the financial statements of the Company as of the Balance Sheet Date and for the periods then ended delivered to Purchasers as a part of
Schedule 3.4 are sufficient for the payment of all taxes of all kinds for all fiscal periods ended on or before that date.

     3.15 Copies Complete; No Default. The certified copies of the organizational documents and by-laws, both as amended to date, of the Company and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents, which have been examined by or delivered to Purchasers in connection with the transactions contemplated hereby, are complete and correct; except as disclosed on Schedule 3.5, Part I or Schedule 3.10, Part I hereto, to the best of the knowledge of Sellers no party thereto is in default thereunder; the rights and benefits of the Company thereunder will not be materially adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. Except as provided herein, none of such leases, instruments, agreements, licenses, site assignments, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party regarding any of the transactions contemplated hereby; any consents or approvals required shall be obtained by Sellers and the Company prior to Closing.

     3.16 No Governmental Contracts. The Company is not now nor has it ever been a party to any governmental contracts subject to price redetermination or renegotiation.

     3.17 No Change. Since the Balance Sheet Date there has not been, other than in the ordinary course of business:

     (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of the Company;

     (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

     (c) any change or agreement to change the ownership of any interests in the Company;

     (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of an equity interest or any direct or indirect redemption, purchase or other acquisition of any interest in the Company;

     (e) any increase in the compensation payable or to become payable by the Company to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of a bonus or other special compensation to any employee or any severance or termination pay paid to any present or former officer or other key employee of the Company;

     (f) any labor trouble affecting the business or future prospects of the Company;

     (g) (i) any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of the Company to any other person, including, without limitation, any Seller and their affiliates (other than in the ordinary course of business) or (ii) the cancellation, or agreement to cancel, any indebtedness or other obligation of any Seller or any affiliate of its to the Company, other than as contemplated by this Agreement;

     (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights, other than as contemplated by this Agreement;

     (i) any purchase or acquisition, or agreement, plan or arrangement by the Company to purchase or acquire, any property, rights or assets; any incurrence of indebtedness by the Company or agreement, plan or arrangement by the Company to incur any indebtedness;

     (j) any waiver by the Company of any material rights or claims;

     (k) any material amendment or termination of any contract, agreement, license, permit or other right to which the Company is a party; or

     (l) any material transaction or commitment to undertake any material transaction by the Company not disclosed to Purchasers herein.

     3.18 Binding Obligation. BURGER is an individual of legal age and capacity to execute this contract. BIDCO is a corporation duly organized under the laws of the state of Michigan, and BAY is a corporation duly organized under the laws of the state of California, and are each validly existing and in good standing under the law of said state. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a legal, valid and binding obligation of each Seller and is enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. No Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     3.19 No Misleading Statements. The representations and warranties contained in this Agreement, the exhibits and schedules hereto and all other documents and information furnished to Purchasers and its representatives pursuant hereto, when taken as a whole, do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

     3.20 Foreign Corrupt Practices Act. The Company has not incurred any liability under the Foreign Corrupt Practices Act of 1978 or Section 999 of the Internal Revenue Code of 1954, as amended, and the Treasury Regulations and Rules promulgated thereunder (whether temporary or final).

     3.21 No Adverse Conditions. To the best of Sellers' knowledge, other than general business and market conditions, no condition or conditions exist or will exist on the Closing Date which may materially impair the operations of the Company or may materially impair the future revenue or profitability of the Company.

     3.22 No Adverse Changes. Except as set forth on Schedule 3.15 or
Schedule 3.5, no material adverse change has occurred within the last three years in the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of the Company.

     3.23 Accurate and Complete Statements. The books, ledgers, financial records and other records of the Company:

     (a) have been fully, properly and accurately maintained, are in the possession of the Company and contain true and accurate records of all matters required to be entered therein by law;

     (b) do not contain or reflect any material discrepancies, and;

     (c) give and reflect a true and fair representation of the matters which ought to appear therein.

     3.24 No Registration. Sellers understand that the shares of Common Stock of NEWBERRY have not been registered under the Securities Act or any state securities law, by reason of their issuance in a private transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless it is subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. Each Seller shall have a one-time right to opt to have such shares registered under the Securities Act in the event that NEWBERRY opts to register any such shares whether newly issued or held by other third-parties for sale. NEWBERRY shall notify each Seller no less than thirty days in advance of such opportunity to register such shares, and each Seller shall notify NEWBERRY no less than ten days after such notice is given of its intent to opt to register its shares for sale.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Purchasers represent and warrants as follows:

     4.1 Binding Obligation. NEWBERRY is a corporation duly organized under the laws of the state of Delaware and BANK is a banking corporation duly organized under the laws of the state of Michigan and both are validly existing and in good standing under the law of said state. Purchasers have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a legal, valid and binding obligation of Purchasers and is enforceable against Purchasers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally. Purchasers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as listed in Schedule 4.1. SELLERS AND PURCHASERS EACH UNDERSTAND THAT IF ANY REGULATORY PERMISSIONS REQUIRED TO CONSUMMATE THE CLOSING ARE NOT FORTHCOMING, THAT THIS AGREEMENT SHALL BE NULL AND VOID AND NEITHER THE PURCHASERS NOR THE SELLERS SHALL HAVE ANY LIABILITY WHATSOEVER THEREUNDER AS A RESULT.

     4.2 No Default. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, nor the compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject, including but not limited to federal and state securities laws, or any provision of the charter or by-laws of Purchasers; or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchasers are a party or by which Purchasers are bound or to which any of Purchasers' assets are subject.

     4.3 Litigation. There is no litigation, administrative proceeding or other action or proceeding pending or threatened against Purchasers which would prevent or hinder performance by Purchasers of their obligations under this Agreement.

     4.4 Investment. Purchasers are acquiring the Interests for their own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Purchasers have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     4.5 No Registration. Purchasers understand that the Interests have not been registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless it is subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration.

     4.6 Access to Records. Purchasers agree that until January 1, 2001, BAY shall be entitled to receive monthly financial statements of the Company, and shall be entitled to full access to the financial books and records of the Company (except confidential customer information) and auditor management reports.

5. COVENANTS OF THE PARTIES PRIOR TO CLOSING

Between the date of this Agreement and the Closing Date:

     5.1 Access; Confidential Information. Sellers will, in accordance with the agreement of the Company which Sellers hereby represent that the Company has made, afford to the officer and authorized representatives of Purchasers access to the plants, properties, books and records of the Company and will furnish Purchasers with such additional financial and operating data and other information as to the business and properties of the Company as Purchasers may from time to time request. Purchasers' investigations will not unreasonably interfere with the Company's normal operations. Sellers will cooperate with Purchasers, their representatives and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. Purchasers will cause all information obtained from Sellers or the Company in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as Purchasers may be required to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information other than in connection with the transaction contemplated hereby.

     5.2 Operations. Sellers will cause the Company to:

     (a) carry on its business in substantially the same manner as it has heretofore and not introduce any new method, or discontinue any existing method, of management, operation or accounting;

     (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

     (c) perform all its obligations under agreements relating to or affecting its assets, properties and rights;

     (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

     (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

     (f) advise Purchasers promptly in writing of any change in any document, schedule or other information delivered pursuant to this Agreement; and

     (g) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located necessary to maintain, renew or extend any permit, license, variance or any other approval required by any governmental authority or otherwise necessary and/or required for the continuing operation of the Company.

     5.3 No Change. Sellers will not allow the Company, without prior written consent of Purchasers, to:

     (a) make any change in its organizational documents or operating agreement;

     (b) authorize, issue, transfer or distribute any interests in the Company;

     (c) enter into any contract or commitment or incur or agree to incur any debt or any other liability, except in the ordinary course of business; make any capital expenditures; or enter into any arrangement with respect to the accrual of bonuses to employees;

     (d) create, assume or otherwise voluntarily permit the imposition of any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

     (e) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

     (f) merge or consolidate or agree to merge or consolidate with or into any other Person, firm or entity;

     (g) waive any material rights or claims;

     (h) amend or terminate any contract, agreement, license or other right to which the Company is a party; or

     (i) enter into any transaction outside the ordinary course of its business.

     5.4 Required Certificates. A "Certificate of Good Standing" for the Company issued by the Secretary of State of Michigan will be delivered to Purchasers by Sellers not later than the Closing Date. Certificates showing that all state franchise (and or income) taxes for the Company for all periods prior to the Closing, issued by the appropriate state agency in Michigan and in each state in which the Company is authorized to do business, will be delivered to Purchasers by Sellers, no later than the Closing Date.

     5.5 Public Statements. Before the Company or any Seller shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with Purchasers, shall furnish drafts of all documents or proposed oral statements to Purchasers for comments, and shall not release any such information without the written consent of Purchasers, which consent shall not be unreasonably withheld. Before Purchasers shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, it shall cooperate with Sellers, shall furnish drafts of all documents or proposed oral statements to Sellers for comments, and shall not release any such information without the written consent of Sellers, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Company, Sellers or Purchasers from releasing any information to any governmental authority if required to do so by law.

6. INDEMNIFICATION.

     6.1 General. Subject to the other terms of this Section 6, Sellers, jointly and severally, agree to defend, indemnify and hold harmless Purchasers from against and in respect of:

     (a) any federal, state or local tax liability with respect to the Company arising out of any period ended on or before the Closing Date, but not reflected on the most recent balance sheet in Schedule 3.4 or listed on
Schedule 3.5;

     (b) any accrued or absolute liability of or claim against the Company (other than for taxes) existing or contingent at the Closing Date that is in excess of the actual aggregate liability of the Company for the sum of the liabilities listed on Schedule 3.5 and those reflected in the most recent balance sheet in Schedule 3.4;

     (c) any and all damages, loss, deficiency, costs or expenses resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of any Seller under this Agreement (other than one included in (a) or (b) above) or any misrepresentation in or omission from any list, schedule, certificate, or other instrument furnished or to be furnished to Purchasers pursuant to the terms of this Agreement; and including in each case all costs and expenses of all actions, suits, proceedings, demands, assessments and adjustments (including specifically, but without limitation, attorneys' fees and expenses of investigation) incident to any of the foregoing.

     6.2 Notice. Notice shall be given promptly to each Seller of any claim or litigation the existence of which gives rise to the operation of the foregoing indemnity. Sellers shall investigate and defend such claim at their expense. Any settlement shall be with the consent of Purchasers. If Sellers fail to defend the claim, Purchasers may defend such claim with power to settle and Sellers shall pay the costs and expenses thereof and the amount of any settlement or judgment.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS

Except as otherwise provided in this Section 7, the obligations of Purchasers hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions.

     7.1 Accuracy of Representations; Performance of Covenants. The representations and warranties of Sellers contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements of Sellers to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed; and Sellers shall have delivered to Purchasers a certificate dated the Closing Date and signed by Sellers to all such effects.

     7.2 Opinion of Counsel. Purchasers shall have received opinions from the counsel to the Company, dated the Closing Date, in form and substance satisfactory to Purchasers, to the effect that: (i) the Company has been duly organized and is validly existing in good standing under the laws of the state of Michigan, (ii) the Company is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as now conducted, except where the failure to do so would not have a material adverse effect on the Company's business; (iii) the stockholder interests in the Company are as represented by Sellers in this Agreement and each such interest has been duly and validly obtained and was not obtained in violation of the by-laws or the rights of any stockholder; (iv) other than as set forth in this Agreement or on a Schedule hereto, the Company does not have any outstanding options, calls or other commitments of any kind to issue or sell any stockholder interest (excluding the warrant of the Company to sell stock to BIDCO and the option held by the BIDCO to buy stock from BURGER); (v) this Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding agreement of Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally; (vi) upon consummation of the purchase contemplated by this Agreement, Purchasers will receive good title to the Interests, free and clear of all liens, encumbrances and claims of every kind known to counsel; (vii) the Company is not in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located; (viii) no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by Sellers or for the transfer to Purchasers of the Interests; (ix) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the organizational documents or operating agreement of the Company or of any lease, instrument, license, permit or any other agreement to which the Company is a party or by which the Company or any Seller is bound; and (x) the offer and sale of Interests pursuant to this Agreement are exempt from registration pursuant to the Securities Act of 1933 , as amended.

     7.3 Governmental Contracts; No Litigation. All necessary consents of, notices to, and filings with any governmental authority or agency, including without limitation the Securities and Exchange Commission, relating to the consummation of the transactions contemplated in this Agreement shall have been obtained or accomplished and no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by Purchasers of the shares and no governmental agency or body shall have taken any other action or made any request of Purchasers in connection with this transaction as a result of which the management of Purchasers reasonably deems it inadvisable to proceed with the transactions hereunder.

     7.4 No Adverse Change. No adverse change in the results of operations, financial condition or business of the Company shall have occurred, and the Company shall not have suffered any loss or damage to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially adversely affects or impairs the ability of the Company to conduct its business and Purchasers shall have received a certificate signed by Sellers dated the Closing Date to such effect.

     7.5 Updates. Sellers shall have delivered to Purchasers accurate updates to each of the schedules to this Agreement, as of the Closing Date, showing all additions or changes to the items described in each of such schedules arising since the date of such schedules.

     7.6 Releases. Sellers shall have delivered to Purchasers an instrument dated the Closing Date releasing the Company and Purchasers from any and all claims of Sellers against the Company.

     7.7 Approval by Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have met the reasonable satisfaction of counsel to Purchasers and such counsel shall have been furnished with all such documents and instruments as they shall have reasonably requested in connection with the transactions contemplated herein.

     7.8 Net Assets of Company. The Company's audited financial statements shall evidence net assets (excluding goodwill) of the Company worth not less than $1,100,000 at the Closing Date.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.

The obligations of Sellers hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions.

     8.1 Accuracy of Representations; Performance of Covenants. The representations and warranties of Purchasers contained in Section 4 shall be accurate as of the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchasers on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by a duly authorized officer of Purchasers shall have been delivered to Sellers.

     8.2 Board Seats. Purchasers shall have caused the appointment of one nominee of BAY and one nominee of BURGER to the Board of Directors of the Company.

9. TERMINATION.

     9.1 By Purchasers. Purchasers may terminate this Agreement by giving written notice to Sellers:

     (a) on or before the 3Oth day following the date of this Agreement if Purchasers is not satisfied with the results of its continuing business, legal and accounting due diligence regarding the Company; or

     (b) at any time prior to the Closing Date (i) in the event any of the Sellers has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Purchasers has notified the Sellers of the breach, and the breach has continued without cure for a period of thirty (30) days after notice of breach; or (ii) if the Closing shall not have occurred on or before December 31, 1995 by reason of the failure of any condition precedent set forth in Section 7 above (unless the failure results primarily from Purchasers itself breaching any representation, warranty or covenant contained in this Agreement).

10. SURVIVAL OF REPRESENTATIONS.

The representations, warranties, covenants and agreements of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties.

11. GENERAL.

     11.1 Additional Conveyances. Upon the execution of this Agreement, Purchasers and Sellers mutually agree to promptly undertake, and to pursue, cooperatively and diligently, the obtaining of all approvals, consents and authorizations required to be given by third parties, governmental or private, that are necessary or appropriate to effect the transactions contemplated in this Agreement in an expeditious and prudent manner. In addition, Sellers shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as Purchasers may reasonably request for the purpose of carrying out this Agreement. Sellers will cooperate and use their best efforts to have the present principals, managers and employees of the Company cooperate with

Purchasers on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     11.2 Assignment. This Agreement and the rights of Sellers hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors and legal representatives of Purchasers and the heirs, assigns and legal representatives of Sellers. Purchasers may assign its rights and obligations hereunder.

     11.3 Entire Agreement. This Agreement (including the schedules, annexes and exhibits hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between Sellers and Purchasers and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Sellers and Purchasers each acting through its duly authorized agent.

     11.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     11.5 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all other loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such party.

     11.6 Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, Purchasers will pay the fees, expenses and disbursements of Purchasers and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Sellers will pay the fees, expenses and disbursements of Sellers and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by Sellers under this Agreement.

     11.7 Fair Dealing. Purchasers agree that until January 1, 2001 any transactions or contractual relationship between Midwest Loan Services and any affiliate (including BANK, NEWBERRY, BURGER, and any other entity controlled by Joseph Ranzini, Stephen Ranzini, or BURGER, will be on a fair and arms length basis.

     11.8 Arbitration. Any controversy or claim arising out of or related to this Agreement shall be resolved by binding arbitration in Ann Arbor or Detroit, Michigan, at BANK's option, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in any arbitration proceeding.

     11.9 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given when sent by first class mail, postage prepaid and simultaneously sent by facsimile:

     (a) If to Purchasers, addressed to it at:

         Stephen Lange Ranzini, President

     Newberry Bancorp, Inc.
     University Bank
     209 East Portage Ave.
     Sault Ste. Marie, MI 49783
     Facsimile Number: (906) 635-5397

(b)  If to Sellers, to them at:

     Connie Grant and Jerry Kilare
     Bay Loan Brokers, Inc.
     9260 Alcosta Blvd. Building C
     San Ramon, CA 94583
     Facsimile Number: (510) 803-5750

     Edward Burger, President
     Midwest Loan Services
     616 Sheldon Avenue, 3rd Floor
     Houghton, MI 49931
     Facsimile Number: (906) 487-5869

     Joseph Ranzini, Chairman
     Northern Michigan BIDCO, Inc.
     209 East Portage Ave.
     Sault Ste. Marie, MI 49783
     Facsimile Number: (906) 635-5397

     11.10 Applicable Law: This Agreement shall be construed in accordance with and governed by the laws of the state of Michigan.

     11.11 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.


     PURCHASERS:


            Witness:                      Newberry Bancorp, Inc.

            ___________________     By:/s/Stephen Lange Ranzini
                                       -----------------------------------
                                        Stephen Lange Ranzini, President

            Witness:                      University Bank

            ___________________     By:/s/Stephen Lange Ranzini
                                       -----------------------------------
                                          Stephen Lange Ranzini, President

                                    SELLERS:

            Witness:                      Bay Loan Brokers, Inc.

            ___________________     By:/s/Connie Grant
                                       -----------------------------------
            Witness:                     Connie Grant
            ___________________

            Witness:                     Bay Loan Brokers, Inc.

            ___________________     By:/s/Jerry Kilare
                                       -----------------------------------
                                         Jerry Kilare

            Witness:                     Midwest Loan Services, Inc.

            ___________________     By:/s/Edward Burger
                                       -----------------------------------
                                       Edward Burger, President

            Witness:                  Northern Michigan BIDCO, Inc.

            ___________________     By:/s/Joseph Ranzini
                                       -----------------------------------
                                       Joseph Ranzini, Chairman

                             FIRST AMENDMENT TO THE
                          PURCHASE AND SALE AGREEMENT
                             DATED NOVEMBER 1, 1995
by and among NEWBERRY BANCORP, INC., a Delaware corporation ("NEWBERRY") and UNIVERSITY BANK, a Michigan Banking Corporation ("BANK") collectively, the "Purchasers"; and EDWARD BURGER, an individual residing in Michigan ("BURGER"), BAY LOAN BROKERS, INC., a California corporation ("BAY"), and NORTHERN MICHIGAN BIDCO, INC., a Michigan corporation ("BIDCO"), collectively, the "Sellers").

WHEREAS, for good and valuable consideration, BURGER, BANK and NEWBERRY agree that it is in their mutual interest to amend Paragraph 1.2 of the SALE AGREEMENT;

NOW THEREFORE, Paragraph 1.2 Consideration is hereby AMENDED and REPLACED with the following new paragraph 1.2:

     1.2 Consideration. The "Consideration" for the Interests shall consist of (a) for BURGER, 18,125 shares of Common Stock of NEWBERRY, and an option to buy 10,500 shares of Common Stock of NEWBERRY at a price of $4.50 per share, such option expiring five years from the date of the Agreement, such option to be drafted by NEWBERRY's counsel and to be in a form mutually acceptable to both BURGER and NEWBERRY and a Contingent Payment as defined in 1.3, below; (b) for BAY, $200,000 cash, the title to the Company's ownership of improved land in Dallas, Texas (the "Texas Property"), 25,000 shares of Common Stock of NEWBERRY, and a Contingent Payment as defined in 1.3, below; and (c) for BIDCO, 23,000 shares of Common Stock of NEWBERRY.
<_> Bay and BIDCO, as part of the Consideration, shall be entitled to require Newberry to repurchase all or a part of the shares of Common Stock of Newberry paid to them as part of the Consideration at a price of $5.00 per share on the first anniversary date following the Closing.

     IN WITNESS WHEREOF, the parties have executed this First Amended to the Agreement effective as of this date, December 1, 1995.



                                     PURCHASERS:
            Witness:                    Newberry Bancorp, Inc.

            ___________________      By:
                                        ----------------------------------
                                        Stephen Lange Ranzini, President

            Witness:                    University Bank

            ___________________      By:
                                        ----------------------------------
                                        Stephen Lange Ranzini, President

                                     SELLERS:
            Witness:                     Midwest Loan Services, Inc.

            ___________________      By:
                                        ----------------------------------
                                         Edward Burger, President

                                     By:
                                        ----------------------------------
            ___________________          Janet Burger, Secretary